EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 12, 2004, included in Form 10-KSB for eNucleus, Inc. for the Year Ended December 31, 2003 and 2002.




/s/  Bujan & Associates, Ltd.
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     Bujan & Associates, Ltd.


Palos Heights, Illinois

April 12, 2004